FG Financial Group Announces Formation and Initial Funding of FG Communities

- ***FG Communities Owns and Operates Growing Portfolio of Manufactured Housing Communities –***
- ***First Project Under FG Financial Group's Recently Launched Merchant Banking Division –***
- ***Project Launched In Partnership with Fundamental Global -***

11/22/2022

ST. PETERSBURG, FL – **FG Financial Group, Inc. (Nasdaq: FGF)** (the "Company"), today announced the formation and initial funding of FG Communities, Inc. ("FG Communities") in partnership with Fundamental Global®. This is the first project under FG Financial Group's recently announced Merchant Banking division. FG Financial is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors.

FG Financial Group and Fundamental Global have both allocated capital to FG Communities.

FG Communities is a real estate holding company with a mission to preserve and improve affordable housing. The company has a growing portfolio of manufactured housing communities that it owns and operates. To date, four manufactured housing communities have been acquired and several are currently under contract.

Michael Anise is the CEO of FG Communities. Michael brings with him an extensive background of acquiring and managing manufactured housing communities. Michael commented, "I'm excited to be part of FG Communities and the FG Team. The demand for affordable housing continues to grow. Manufactured housing communities offer strong yields and the potential for capital appreciation while offering an affordable housing alternative for residents."

FG Financial Group Chairman and Fundamental Global CEO Kyle Cerminara commented, “We are excited to launch FG Communities with Michael at the helm. This is an attractive opportunity at a time when affordable housing is in extremely high demand due to the current housing market. As we continue to expand and improve our property portfolio, we look forward to growing FG Communities into one of the largest manufactured housing community owners in the nation.”

FG Financial Group CEO Larry Swets commented, “We are excited to announce our first merchant project since expanding the strategy. The FG Communities opportunity aligns with our philosophy and utilizes our capabilities. We look forward to continue supporting Michael in building this company alongside Fundamental Global.”

FG Financial Group, Inc.

FG Financial Group, Inc. is a reinsurance and asset management holding company focused on collateralized and loss capped reinsurance and merchant banking that allocates capital in partnership with Fundamental Global®, a private partnership led by Kyle Cerminara and Joe Moglia, as well as other strategic investors. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and

projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; general conditions in the global economy, including the impact of health and safety concerns from the current COVID-19 pandemic; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investments; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not

necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations
John Nesbett/Jennifer Belodeau
(203) 972-9200
IR@fgfinancial.com